EXHIBIT 99.1


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                   FORM 11-K

(mark one)
(X)      ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE
         ACT OF 1934
         For the fiscal year ended April 30, 1996
                                       Or

( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                   Commission File Nos.: 33-37529 and 33-44230

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                  MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                                Medtronic, Inc.
                            7000 Central Avenue N.E.
                             Minneapolis, MN  55432



                                   SIGNATURES

THE PLAN. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MEDTRONIC, INC. AND PARTICIPATING
                                        EMPLOYERS SUPPLEMENTAL RETIREMENT
                                        PLAN



Dated:  October 28, 1996           By:  /s/ Janet S. Fiola
                                        ----------------------------------
                                         Janet S. Fiola
                                         Senior Vice President,
                                         Human Resources





                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS

                          SUPPLEMENTAL RETIREMENT PLAN

                              FINANCIAL STATEMENTS

                           AND ADDITIONAL INFORMATION

                             APRIL 30, 1996 AND 1995


TABLE OF CONTENTS TO FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION
                                                                       PAGE
Financial Statements:


    Report of Independent Accountants                                    1

    Statement of Net Assets Available for Benefits                       2

    Statement of Changes in Net Assets Available for Benefits            3

    Notes to Financial Statements                                      4-12


Additional Information:*


    Schedule I - Item 27a Form 5500 - Schedule of Assets Held
                 for Investment Purposes                                 13

    Schedule II - Item 27d Form 5500 - Schedule of Reportable
                  Transactions                                           14


* Other schedules required by Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.




                        Report of Independent Accountants


October 4, 1996

To the Participants and Administrator
of the Medtronic, Inc. and Participating
Employers Supplemental Retirement Plan

In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets of the Medtronic, Inc. and Participating Employers Supplemental Retirement Plan at April 30, 1996 and 1995, and the changes in net assets for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in schedules I and II is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
Minneapolis, Minnesota




                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                  ($ IN 000'S)

                                                            April 30,
                                                       -------------------
                                                         1996        1995
                                                       --------   --------
Assets:

Investments at Fair Value:
      Medtronic, Inc. Stock Fund                       $203,833   $126,087
      Vanguard Wellington Fund                           51,231     39,176
      Vanguard Explorer Fund                              9,959      6,152
      Vanguard Wellesley Income Fund                      5,100      1,892
      VMMR Prime Portfolio                                4,612      2,348
      Vanguard 500 Portfolio Index Trust                 33,606     21,535
      Vanguard Prime Cap Fund                            17,551      7,954
      Vanguard Windsor II Fund                           17,665      7,660
      Vanguard International Growth Fund                  8,523      3,965
      Vanguard Total Bond Market Fund                     1,682        871
      Participant Loans                                   8,702      6,860
      Interest in Master Trust Fund                           7     13,411
                                                       --------   --------
                                                        362,471    237,911

Interest Income Fund, at Contract Value                  86,765     85,566
                                                       --------   --------

      Total Investments                                 449,236    323,477

Contributions Receivable:
      Employer, net of forfeitures                       11,413      8,220
      Employee                                            1,564      1,515
                                                       --------   --------

Net Assets Available for Benefits                      $462,213   $333,212
                                                       ========   ========

The accompanying notes are an integral part of these financial statements.




                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                  ($ IN 000'S)

                                                         Years ended April 30,
                                                         ---------------------
                                                            1996       1995
                                                         ---------   ---------
Additions:

Contributions:
     Employer                                             $ 14,825   $ 11,027
     Employee                                               25,518     18,794

Investment Activity:
      Interest and Dividend Income                          12,016      9,518
      Interest in Master Trust Fund Investment Activity        338      1,398
      Net Appreciation in Fair Value of Investments         78,363     62,775
                                                          --------   --------

      Total Investment Income                               90,717     73,691

Net Assets Transferred from Other Plans                      8,657         84
                                                          --------   --------

      Total Additions                                      139,717    103,596

Deductions:

Benefit Payments                                            10,716      8,737
                                                          --------   --------

Increase in Net Assets                                     129,001     94,859

Net Assets Available for Benefits:

Beginning of Year                                          333,212    238,353
                                                          --------   --------

End of Year                                               $462,213   $333,212
                                                          ========   ========

The accompanying notes are an integral part of these financial statements.




                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1--DESCRIPTION OF THE PLAN

The Medtronic, Inc. and Participating Employers Supplemental Retirement Plan (the Plan) is a defined contribution plan created by Medtronic, Inc. (the company). It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan provides for a regular savings program whereby participants may deposit between 2% and 12% of their monthly salary. The trustees of the Plan are Vanguard Fiduciary Trust Company (Vanguard Trust) and First Trust National Association (First Trust), hereinafter referred to as the "Trustees". In fiscal 1996 and 1995, the company paid certain administrative expenses of the Plan.

The company matches at least 25% of the employee contribution, up to 6% of compensation. The company may contribute additional amounts, up to an additional 75% of the amount contributed by the employee, if certain performance goals are achieved.

Participants are 20% vested in the company contributions upon completing one year of service. Additional vesting accrues at the rate of 20% per year thereafter. Participants are 100% vested in their own contributions at all times. Participant forfeiture of nonvested amounts reduce the company contribution. Employer matching contributions of $158,124 and $168,187 during fiscal years 1996 and 1995, respectively, were forfeited by terminating employees before those amounts became vested.

Participants direct investment of funds allocated to their account among eleven investments. The Vanguard Wellington Fund, a balanced fund, consists of common stocks and fixed income securities. The Interest Income Fund consists of deposits with insurance companies at fixed rates of return. The Medtronic, Inc. Stock Fund consists of holdings in Medtronic, Inc. common stock. The Vanguard 500 Portfolio Index Trust consists of stocks comprising the Standard and Poor's 500 Index. The Vanguard Explorer Fund is an aggressive growth fund consisting of common stocks of small companies. The VMMR Prime Portfolio consists of high-quality money market instruments. The Vanguard Windsor II Fund, a growth and income fund, consists of common stocks that, in the opinion of the investment advisor, are undervalued in the marketplace. The Vanguard Total Bond Market Fund is a bond fund that seeks to parallel the performance of an established Bond Index. The Vanguard Wellesley Income Fund, a balanced fund, invests in corporate bonds and stocks with above average dividend yields. The Vanguard Prime Cap Fund consists of stock, that in the opinion of the investment advisor, have strong earnings growth potential. The Vanguard International Growth Fund, an international stock fund, consists of non-U.S. stocks selected for their appreciation potential.

Termination or retirement benefits are paid by the Trustees in accordance with the provisions of the Plan and the instructions of Medtronic, Inc., acting as plan administrator. In the event the Plan were terminated, participants become fully vested and the company would cause all amounts in the hands of the trustees to be allocated and distributed to the participants based upon their investment balance.


NOTE 2--SUMMARY OF ACCOUNTING PRINCIPLES

Basis Of Presentation

The financial statements of the Plan are prepared on the accrual basis of accounting.

Valuation Of Investments

As determined by the Trustees, investments are stated at fair value based upon quoted market prices, except deposits with insurance companies guaranteed investment contracts which are valued at contract value.

Valuation Of Participant Loans

Participant loans are valued at cost which approximates fair value. Participants can have only one loan outstanding at a time and can borrow up to 50% of their vested balance not to exceed the maximum loan amount of $50,000. The minimum loan amount is $1,000. Loans are repaid through payroll deduction in equal amounts over a 1 to 5 year period. The interest rate is calculated as one percentage point over the prime rate in effect at First Bank, St. Paul, N.A., on the first work day of the month in which the loan is made and remains fixed for the duration for the loan.

Investment Activity

Interest and dividend income consists of amounts earned on investments in the Plan's separate trust held by Vanguard Trust.

Use Of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


NOTE 3--TRUSTEES

Vanguard Trust maintains all assets of the Plan, excluding assets held in the Master Trust Fund maintained by First Trust. Vanguard Trust is recordkeeper of the Plan assets held by Vanguard Trust and certain deposits held by insurance companies held in the Master Trust Fund. Vanguard Trust maintains a separate account in the name of each participant in the Plan to record the assets allocated to the participant and the earnings, losses, disbursements and expenses credited thereto. Medtronic, Inc. and First Trust act as recordkeeper for the remaining assets held in the Master Trust Fund.


NOTE 4--BENEFIT OBLIGATIONS

Differences in the amounts reported in the financial statements and the Form 5500 relate to benefit obligations at April 30, 1996 and 1995, for persons who have withdrawn from participation in the Plan are as follows: ($ in 000's)

                                                April 30,
                                          ---------------------
                                           1996           1995
                                          ------        -------

Medtronic, Inc. Stock Fund                $  215        $   44
Interest Income Fund                         908           159
Vanguard Wellington Fund                      88           298
Vanguard Explorer Fund                         3             6
Vanguard Wellesley Income Fund                --            41
VMMR Prime Portfolio                           9             4
Vanguard 500 Portfolio Index Trust            32           264
Vanguard Prime Cap Fund                       10           124
Vanguard Windsor II Fund                      64            28
Vanguard International Growth Fund             5             6
Participant Loans                             15            24
                                          ------        ------

                                          $1,349        $  998
                                          ======        ======


NOTE 5--RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500: ($ in 000's)

                                                                          April 30,
                                                                   ----------------------
                                                                      1996         1995
                                                                   ---------    ---------
Net assets available for benefits per the financial statements     $ 462,213    $ 333,212
Amounts allocated to withdrawing participants                         (1,349)        (998)
                                                                   ---------    ---------

Net assets available for benefits per the Form 5500                $ 460,864    $ 332,214
                                                                   =========    =========

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500: ($ in 000's)


                                                    Year Ended April 30, 1996
                                                    -------------------------
Benefits paid to participants per the financial
statements                                                 $   10,716
Add:  Amounts allocated to withdrawing
     participants at  April 30, 1996                            1,349
Less: Amounts allocated to withdrawing
     participants at April 30, 1995                              (998)
                                                           ----------

Benefits paid to participants per the Form 5500            $   11,067
                                                           ==========

Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to April 30 but not yet paid as of that date.


NOTE 6--TAX STATUS

The Plan has received a favorable determination letter of tax qualification from the Internal Revenue Service. The Plan administrator believes the Plan continues to qualify under the provision of Section 401(a) of the Internal Revenue Code, and that the related trust is exempt from federal income tax.


NOTE 7--INVESTMENTS

During the years ended April 30, 1996 and 1995 the Plan had transactions with Vanguard Trust and First Trust, the Plan's trustees, which are allowed by the Plan and are acceptable under the Internal Revenue Code. These transactions are classified as party-in-interest transactions. The investments held by Vanguard Trust as of April 30, 1996 and 1995 and the statement of changes for the periods then ended are presented in the following table:



                                                                                          Vanguard
                           Medtronic Inc.    Interest       Vanguard       Vanguard       Wellesley       VMMR          Vanguard
                               Stock          Income       Wellington      Explorer        Income         Prime       500 Portfolio
1996                           Fund            Fund           Fund           Fund           Fund        Portfolio      Index Trust
($ in 000's)               --------------------------------------------------------------------------------------------------------


Balance, April 30, 1995      $ 126,087      $  85,566      $  39,176      $   6,152      $   1,892      $   2,348      $  21,535


Net Assets Transferred
   from Other Plans              1,390          1,190            731            516            372            453            810

Contributions                   14,458          7,055          4,003          1,525            535            464          3,319

Inter-Fund Transfers             6,385        (21,912)          (717)          (319)         2,052          1,373          1,700

Interest and Dividend
   Income                          956          4,864          2,376            624            310            213            708

Realized/Unrealized
   Gain/(Loss)                  57,906           --            6,917          1,617             82           --            6,271

Distributions                   (3,349)        (3,740)        (1,255)          (156)          (143)          (239)          (737)

Net Assets Transferred
   from Master Trust                           13,742
                             ---------      ---------      ---------      ---------      ---------      ---------      ---------
Balance, April 30, 1996      $ 203,833      $  86,765      $  51,231      $   9,959      $   5,100      $   4,612      $  33,606
                             =========      =========      =========      =========      =========      =========      =========


                       [WIDE TABLE CONTINUED FROM ABOVE]



                              Vanguard       Vanguard       Vanguard       Vanguard
                              Prime Cap     Windsor II    International   Total Bond    Participant
1996                            Fund           Fund        Growth Fund    Market Fund      Loans          Total
 ($ in 000's)                ------------------------------------------------------------------------------------
Balance, April 30, 1995      $   7,954      $   7,660      $   3,965      $     871      $   6,860      $ 310,066



Net Assets Transferred
   from Other Plans              1,540            446            760            198            251          8,657

Contributions                    2,604          1,821          1,046            271           --           37,101

Inter-Fund Transfers             2,948          5,144          1,848            265          1,233           --

Interest and Dividend
   Income                          497            635            149             86            598         12,016

Realized/Unrealized
   Gain/(Loss)                   2,464          2,265            846             (5)          --           78,363

Distributions                     (456)          (306)           (91)            (4)          (240)       (10,716)

Net Assets Transferred
   from Master Trust                                                                                       13,742
                             ---------      ---------      ---------      ---------      ---------      ---------
Balance, April 30, 1996      $  17,551      $  17,665      $   8,523      $   1,682      $   8,702      $ 449,229
                             =========      =========      =========      =========      =========      =========



                                                                                          Vanguard
                           Medtronic Inc.    Interest       Vanguard       Vanguard       Wellesley       VMMR          Vanguard
                               Stock          Income       Wellington      Explorer        Income         Prime       500 Portfolio
                               Fund            Fund           Fund           Fund           Fund        Portfolio      Index Trust
1995  ($ in 000's)        ---------------------------------------------------------------------------------------------------------
Balance, April 30, 1994     $  51,433      $  85,490      $  36,713      $   4,978      $     660      $     929      $  18,108

Net Assets Transferred
    from Other Plans               15              9              1              3             14              7              2

Contributions                   7,487          7,718          3,913          1,237            231            274          2,817

Inter Fund Transfers           12,785        (14,281)        (4,545)          (366)           865          1,065         (2,244)

Interest and Dividend
Income                            573          4,938          1,754            327            107             94            592

Realized/Unrealized
Gain/(Loss)                    55,316           --            2,962            209             38           --            2,659

Distributions                  (1,522)        (4,264)        (1,622)          (236)           (23)           (21)          (399)

Net Assets Transferred
     from Master Trust                         5,956
                            ---------      ---------      ---------      ---------      ---------      ---------      ---------

Balance, April 30, 1995     $ 126,087      $  85,566      $  39,176      $   6,152      $   1,892      $   2,348      $  21,535
                            =========      =========      =========      =========      =========      =========      =========


                       [WIDE TABLE CONTINUED FROM ABOVE]


                              Vanguard       Vanguard       Vanguard       Vanguard
                              Prime Cap     Windsor II    International   Total Bond    Participant
                                Fund           Fund        Growth Fund    Market Fund      Loans         Total
1995  ($ in 000's)          ------------------------------------------------------------------------------------
Balance, April 30, 1994     $     558      $   6,774      $   1,840      $     263      $   6,323      $ 214,070

Net Assets Transferred
    from Other Plans               10           --                7              2             13             83

Contributions                     668          1,348            608            100           --           26,401

Inter Fund Transfers            5,617         (1,314)         1,713            457            248           --

Interest and Dividend
Income                            129            438             65             41            461          9,518

Realized/Unrealized
Gain/(Loss)                     1,115            538            (72)            10           --           62,775

Distributions                    (143)          (124)          (196)            (2)          (185)        (8,737)

Net Assets Transferred
     from Master Trust                                                                                     5,956
                            ---------      ---------      ---------      ---------      ---------      ---------

Balance, April 30, 1995     $   7,954      $   7,660      $   3,965      $     871      $   6,860      $ 310,066
                            =========      =========      =========      =========      =========      =========


NOTE 8--INTEREST IN THE MASTER TRUST FUND

Certain assets of the Plan are invested by the Trustee in a Master Trust Fund with certain assets of the Medtronic, Inc. and Participating Employers Retirement Plan, and the Medtronic, Inc. Employees Stock Ownership Plan (ESOP).

First Trust as the recordkeeper of certain assets of the Master Trust Fund maintains a separate account for Medtronic, Inc. and Participating Employers Supplemental Retirement Plan assets held within the Master Trust Fund. The separate account assets primarily consist of deposits with insurance companies.

The Plan's interest in the total net assets held in the master trust fund and changes in net assets during the period are as follows: ($ in 000's)


                                                 Years ended April 30,
                                                ----------------------
                                                   1996         1995
                                                ---------     --------

Interest in Master Trust, Beginning of Year     $ 13,411      $ 17,969
Interest and Dividend Income                         338         1,398
Net Assets Transferred to Separate Trust         (13,742)       (5,956)
                                                --------      --------

Interest in Master Trust, End of Year           $      7      $ 13,411
                                                ========      ========


During the years ended April 30, 1996 and 1995, the Plan had transactions with First Trust, the Plan's Trustee, which are allowed by the Plan and are acceptable under the Internal Revenue Code. These transactions have been classified as party-in-interest transactions.

The financial data of the master trust fund on an accrual basis is as follows:


                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                                MASTER TRUST FUND

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                             (UNAUDITED, $ IN 000'S)

                                                     April 30,
                                             ------------------------
                                               1996            1995
                                             --------        --------
Assets:

Investments at Fair Value:
    Short-Term Investment Fund               $  4,175        $ 24,004
    U.S. Government Securities                  7,429              --
    Corporate Debt Securities                  19,609              --
    Medtronic, Inc. Common Stock              183,212         139,606
    Other Common Stocks                        84,411          61,919
    Capital/Real Estate Fund                      337             393
                                             --------        --------
         Total                                299,173         225,922

Deposits with Insurance Companies, at
contract value                                      7          13,411
                                             --------        --------

    Total Investments                         299,180         239,333

Accrued Income                                    672             195
                                             --------        --------

    Total Assets                              299,852         239,528

LIABILITIES:

Cash Overdrawn                                    723              --
Accrued Expenses                                   74             150
Loan From Medtronic, Inc.                      28,672          29,980
                                             --------        --------

       Total Liabilities                       29,469          30,130
                                             --------        --------

Net Assets Available for Benefits             270,383        $209,398
                                             ========        ========

The financial data of the master trust fund on an accrual basis is as follows:



                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                                MASTER TRUST FUND

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                             (UNAUDITED, $ IN 000'S)

                                                        Years ended April 30,
                                                       ----------------------
                                                         1996           1995
                                                       --------      --------
Additions:

Contributions:
    Employer                                           $ 16,984      $ 20,820

Investment Income:
    Interest Income                                       3,269         2,939
    Dividend Income                                         813         1,534
    Other Income                                            488           223
    Net Appreciation in Fair Value of Investments        69,702        72,423
                                                       --------      --------

Total Investment Income                                  74,272        77,119
                                                       --------      --------

    Total Additions                                      91,256        97,939

Deductions:

Interest Expense                                          2,698         2,907
Benefit Payments                                          1,575         1,455
Expenses                                                    688           831
Net Assets Transferred to Other Trustees                 25,310        11,215
                                                       --------      --------

    Total Deductions                                     30,271        16,408
                                                       --------      --------

Increase in Net Assets                                   60,985        81,531

NET ASSETS AVAILABLE FOR BENEFITS:

Beginning of Year                                       209,398       127,867
                                                       --------      --------

End of Year                                            $270,383      $209,398
                                                       ========      ========



                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                                MASTER TRUST FUND

For the years ended April 30, 1996 and 1995 investments in the Master Trust Fund (including gains and losses on investments bought and sold during the year) appreciated in value by $69,702,000 and $72,423,000, respectively, as follows:
($ in 000's)

                                                     Years ended April 30,
                                                  --------------------------
                                                     1996            1995
                                                  ----------      ----------
Net Appreciation/(Depreciation) in Fair Value
of Investments:
   Short-Term Investment Fund                     $      88       $      --
   U.S. Government Securities                           168            (230)
   Corporate Debt Securities                           (561)           (692)
   Municipal Debt Securities                             --             138
   Medtronic, Inc. Common Stock                       5,100           5,880
   Other Common Stocks                               64,725          67,398
   Capital/Real Estate Funds                            182             (71)
                                                  ----------      ----------

                                                  $  69,702       $  72,423
                                                  ==========      ==========



                                                         ADDITIONAL INFORMATION


                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN


                          SCHEDULE I-ITEM 27A FORM 5500
                 SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
               (IN 000'S EXCEPT FOR NUMBER OF PARTICIPANTS/SHARES)

                                 APRIL 30, 1996

-----------------------------------------------------------------------------------------------------------------------------
   Description of Investment                   Investment Type              Participants   Shares        Cost    Market Value
-----------------------------------------------------------------------------------------------------------------------------
Medtronic, Inc. Stock Fund               Company Stock Fund                     4,463    9,297,865   $  118,612   $  203,833
Interest Income Fund                     Unallocated Insurance Contracts        3,957   86,709,578       86,765       86,765
Vanguard Wellington Fund                 Registered Investment Company          2,620    2,049,636       42,748       51,231
Vanguard Explorer Fund                   Registered Investment Company          1,150      176,266        8,490        9,959
Vanguard Wellesley Income Fund           Registered Investment Company            497      258,824        5,061        5,100
VMMR Prime Portfolio                     Registered Investment Company            415    4,607,631        4,612        4,612
Vanguard 500 Portfolio Index Trust       Registered Investment Company          2,086      547,823       25,560       33,606
Vanguard Prime Cap Fund                  Registered Investment Company          1,580      617,515       14,789       17,551
Vanguard Windsor II Fund                 Registered Investment Company          1,304      790,979       15,254       17,665
Vanguard International Growth Fund       Registered Investment Company            786      523,887        7,734        8,523
Vanguard Total Bond Market Fund          Registered Investment Company            265      173,513        1,697        1,682
Participant Loans                        Loans Other Than Mortgages             1,523         --          8,702        8,702
   (interest rates:  7.25% to 10.0%)
Interest in Master Trust                 Unallocated Insurance Contracts        3,957         --              7            7
-----------------------------------------------------------------------------------------------------------------------------

Totals                                                                                               $  340,031   $  449,236
=============================================================================================================================

The above data was prepared from information certified as complete and accurate by Vanguard Fiduciary Trust Company, and First Trust, the Plan's Trustees.



                                                          ADDITIONAL INFORMATION

                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN

                         SCHEDULE II-ITEM 27D FORM 5500
                       SCHEDULE OF REPORTABLE TRANSACTIONS
                 (IN 000'S EXCEPT FOR NUMBER OF PURCHASES/SALES)

                            YEAR ENDED APRIL 30, 1996


---------------------------------------------------------------------------------------------------------------------------------
                                         Cost of          No. of     Proceeds        No. of                          Historical
        Description of Investment        Purchase       Purchases    from Sale       Sales       Cost of Sales     Gain or (Loss)
---------------------------------------------------------------------------------------------------------------------------------
Medtronic, Inc. Stock Fund               $123,901          253       $104,164         246          $ 79,924          $ 24,240
Interest Income Fund                       64,246          272         76,438         272            76,438              --
Vanguard Wellington Fund                   16,477          202         11,314         226            10,296             1,018
Vanguard Explorer Fund                      6,918          186          4,711         193             4,506               205
Vanguard Wellesley Income Fund              6,931          158          3,804         149             3,725                79
VMMR Prime Portfolio                       22,877          225         20,614         198            20,614              --
Vanguard 500 Portfolio Index Trust         15,800          218          9,986         226             9,143               843
Vanguard Prime Cap Fund                    16,140          229          9,021         212             8,313               708
Vanguard Windsor II Fund                   12,024          197          4,287         193             4,031               256
Vanguard International Growth Fund          6,706          189          2,995         174             2,898                97
Vanguard Total Bond Market Fund             2,424          122          1,608          86             1,594                14
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Totals                                   $294,444                    $248,942                      $221,482           $ 27,460
=================================================================================================================================

The above data represents information relating to the Plan's individual trust only. It was prepared from information certified as complete and accurate by Vanguard Fiduciary Trust Company, the Plan's Trustee.




                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-37529 and 33-44230) of the Medtronic, Inc. and Participating Employers Supplemental Retirement Plan of our report dated October 4, 1996 appearing in this Annual Report of the Medtronic, Inc. and Participating Employers Supplemental Retirement Plan on Form 11-K for the year ended April 30, 1996.




/s/ Price Waterhouse LLP
Price Waterhouse LLP
Minneapolis, Minnesota
October 25, 1996